UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2007

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2007, we entered into a Securities Purchase Agreement with certain institutional investors named therein (the “Purchasers”) to sell shares of our common stock, $.001 par value per share (“Common Stock”), and common stock purchase warrants (the “Warrants”). Pursuant to the Securities Purchase Agreement, upon the completion of the conditions to closing, we will issue in a private placement to the Purchasers (i) a total of 4,173,460 shares of Common Stock (the “Shares”) at a price of $0.65 per share, for gross proceeds of $2,712,749, and (ii) Warrants to purchase a total of 4,173,460 shares of Common Stock (“Warrant Shares”) exercisable beginning on the six-month anniversary of the closing of the private placement for a term of seven years, or until June 19, 2014, at an exercise price of $0.80 per share. A news release announcing the signing of the Securities Purchase Agreement is filed herewith as Exhibit 99.1. The Purchasers will be entitled to additional shares of Common Stock if, on or before the six-month anniversary of the effective date of the resale registration statement filed by us on behalf of the Purchasers (as described below), we issue any shares of Common Stock or securities convertible into Common Stock at a per share price below $0.65. In addition, the exercise price of the Warrants is subject to customary adjustments, including an anti-dilution adjustment if we issue Common Stock or securities convertible into Common Stock at a per share price below the exercise price of the Warrants. If the issuance of additional shares as a result of these adjustments would cause the total number of shares issued to the purchasers in the private placement to exceed 19.99% of our outstanding shares, we will be required to obtain stockholder approval before making such issuances. In connection with the closing, each of our directors and officers will sign a voting agreement providing that he or she will vote any shares of Common Stock held by him or her in favor of any such stockholder proposal.

At closing, we will enter into a registration rights agreement with the Purchasers pursuant to which we will file a registration statement with the SEC to register the Shares and the Warrant Shares. In addition, the Purchasers will have a right to participate in any future financings by us until the 18-month anniversary of the effective date of the resale registration statement.

The private placement is subject to certain conditions to closing, including the approval of the listing of the Shares and the Common Stock issuable upon exercise of the Warrants by the American Stock Exchange. A copy of the Securities Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01. Copies of the form of common stock purchase warrant and the form of registration rights agreement are filed herewith as Exhibits 4.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01. This description of the private placement and the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the form of common stock purchase warrant, and the form of registration rights agreement

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the proposed offering of the Shares and the Warrants. The sale of the Shares and issuance of the Warrants will be made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. In this regard, the securities are being sold to a limited number of institutional purchasers that each have made representations to us that (1) the securities are being acquired by the Purchaser for its own account and not with view to or for distributing or reselling such securities, (2) the Purchaser, alone or with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment, and (3) the Purchaser is an “accredited investor” or “qualified institutional buyer” within the meaning of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement dated June 19, 2007 by and among Pro-Pharmaceuticals, Inc. and the Purchasers named therein.

10.2	Form of Registration Rights Agreement.

99.1	News release dated June 19, 2007, entitled “Pro-Pharmaceuticals Enters into Definitive Agreements for a $2.7 Million Financing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Carl L. Lueders
Carl L. Lueders
Chief Financial Officer

Date: June 20, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement dated June 19, 2007 by and among Pro-Pharmaceuticals, Inc. and the Purchasers named therein.

10.2	Form of Registration Rights Agreement.

99.1	News release dated June 19, 2007, entitled “Pro-Pharmaceuticals Enters into Definitive Agreements for a $2.7 Million Financing”